Exhibit 3.5

CERTIFICATE OF FORMATION

OF

CYPRESS ENERGY PARTNERS GP, LLC

This Certificate of Formation, dated September 19, 2013, has been duly executed and is filed pursuant to Section 18-201 of the Delaware Limited Liability Company Act (the “Act”) to form a limited liability company (the “Company”) under the Act.

1.                  Name. The name of the limited liability company is:

Cypress Energy Partners GP, LLC

2.                  Registered Office; Registered Agent. The address of the registered office required to be maintained by Section 18-104 of the Act is:

1209 Orange Street

Wilmington, Delaware 19801

The name and address of the registered agent for service of process required to be maintained by Section 18-104 of the Act are:

The Corporation Trust Company

1209 Orange Street

Wilmington, Delaware 19801

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first written above.

By:	/s/ G. Les Austin
G. Les Austin
Authorized Person

[Signature Page to Certificate of Formation of

Cypress Energy Partners GP, LLC]